ALEXANDRIA®

Building the Future of Life-Changing Innovation™

Alexandria Real Estate Equities, Inc. Earnings Press Release and Supplemental Information

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2016

Unique Collaborative Life Science & Technology Campuses in Urban Innovation Clusters

Lilly

NYSE:ARE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017

CONFERENCE CALL INFORMATION:

Tuesday, January 31, 2017
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(866) 524-3160 or (412) 317-6760
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA®

ALEXANDRIA CENTER® AT KENDALL SQUARE, 100 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	i

Best-in-Class, Unique Urban Office REIT

COMMUNICATIONS & REPORTING EXCELLENCE

ALEXANDRIA REAL ESTATE EQUITIES, INC.

LARGE CAP EQUITY REIT

2016 GOLD AWARD

SECOND CONSECUTIVE GOLD AWARD

BEST-IN-CLASS

Transparency, Quality, and Efficiency of Disclosures and Reporting

49%[2] of ARE's Annual Rental Revenue[3] is from Investment-Grade Tenants

73% of ARE's Top 20 tenants' Annual Rental Revenue[3] is from Investment-Grade Tenants

79% of ARE's Annual Rental Revenue[3] is from Class A Properties in AAA Locations

Class A Properties in AAA Locations

Investment-Grade REIT with Significant Liquidity

Moody's: Baa2 / Stable; Standard & Poor's: BBB- / Positive

$2.2 billion in liquidity[1]

Internal Growth – Same Property Net Operating Income Growth

Favorable triple net lease structure with annual rent escalations

Strong demand from innovative entities

Limited supply of Class A space

Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA locations

Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Management of Balance Sheet

Unique Underwriting Expertise and Experience

Enables Alexandria to prudently underwrite tenants and strategically capitalize on industry trends

High-Quality Growth in Cash Flows, Funds from Operations, and Net Asset Value Per Share, and Increasing Common Stock Dividends

(1)    As of December 31, 2016.
(2)    Decline in annual rental revenue from investment-grade tenants primarily due to the delivery of 422,980 RSF to Uber Technologies, Inc. during 4Q16. As of June 2016, the latest valuation date, Uber had an estimated value of approximately $68 billion.
(3)    Represents annual rental revenue in effect as of December 31, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	ii

Table of Contents
December 31, 2016

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 7 of our Earnings Press Release for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

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Alexandria Real Estate Equities, Inc.
Reports
Fourth Quarter and Year Ended December 31, 2016 Financial and Operating Results
Solid 4Q16 and 2016 Internal and External Growth

PASADENA, Calif. – January 30, 2017 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the fourth quarter and year ended December 31, 2016.

Key highlights:

Solid internal growth

•	Total revenues of $249.2 million, up 11.3%, for 4Q16, compared to $224.0 million for 4Q15 and total revenues of $921.7 million, up 9.3%, for 2016, compared to $843.5 million for 2015;
•Solid leasing activity in light of minimal contractual lease expirations at the beginning of 2016 and a highly leased value-creation pipeline:

	4Q16	2016
Total leasing activity – RSF	1,501,376	3,390,067
Lease renewals and re-leasing of space:
Rental rate increases	25.8%	27.6%
Rental rate increases (cash basis)	9.5%	12.0%
RSF	671,222	2,129,608

•	Same property net operating income growth:

•	3.2% and 4.9% (cash basis) for 4Q16, compared to 4Q15

•	4.7% and 6.0% (cash basis) for 2016, compared to 2015

Solid external growth; disciplined allocation of capital to highly leased value-creation pipeline

•	Deliveries of Class A properties in urban innovation clusters from our value-creation pipeline is expected to significantly increase net operating income:

Delivery Date	RSF	Percentage Leased	Incremental Annual Net Operating Income
YTD 3Q16	1,003,795	99%	$55 million
4Q16	890,133	89%	$37 million
2017	1,405,117	80%	$95 million to $105 million

•	4Q16 key development, redevelopment, and other projects placed into service:

•	422,980 RSF, 100% leased to Uber Technologies, Inc. at 1455 and 1515 Third Street;

•	305,006 RSF, 100% leased to Eli Lilly and Company at 10290 Campus Point Drive;

•	61,755 RSF, 100% leased to Otonomy, Inc. at 4796 Executive Drive; and

•	Executed a 293,855 RSF 15-year build-to-suit lease with Merck & Co., Inc. at 213 East Grand Avenue in our South San Francisco submarket; we anticipate commencing development 2Q17.

Increased common stock dividend

•
Common stock dividend for 2016 of $3.23 per common share, up 18 cents, or 6%, over 2015; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Operating results	4Q16	4Q15	Change	2016	2015	Change
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In Millions	$(25.1)	$35.1	N/A	$(151.1)	$116.9	N/A
Per Share	$(0.31)	$0.49	N/A	$(1.99)	$1.63	N/A

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In Millions	$115.5	$95.8	20.6%	$421.3	$375.8	12.1%
Per Share	$1.42	$1.33	6.8%	$5.51	$5.25	5.0%

Items included in net (loss) income attributable to Alexandria’s common stockholders: (amounts are shown after deducting any amounts attributable to noncontrolling interests)
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
	4Q16	4Q15	4Q16	4Q15	2016	2015	2016	2015
Gain on sales of real estate – rental properties and land parcels	$3.7	$12.4	$0.05	$0.17	$3.8	$12.4	$0.05	$0.17
Impairment of:
Real estate – rental properties	(3.5)	(8.7)	(0.04)	(0.12)	(98.2)	(23.3)	(1.29)	(0.33)
Real estate – land parcels and non-real estate investments	(12.5)	—	(0.16)	—	(113.5)	—	(1.49)	—
Loss on early extinguishment of debt	—	—	—	—	(3.2)	(0.2)	(0.04)	—
Preferred stock redemption charge	(35.7)	—	(0.44)	—	(61.3)	—	(0.81)	—
Total	$(48.0)	$3.7	$(0.59)	$0.05	$(272.4)	$(11.1)	$(3.58)	$(0.16)
Weighted-average shares of common stock outstanding – diluted	80.8	71.8			76.1	71.5

Core operating metrics and internal growth

•	Percentage of annual rental revenue from investment-grade tenants as of 4Q16: 49%

•	Percentage of annual rental revenue from Class A properties in AAA locations as of 4Q16: 79%

•	Occupancy for operating properties in North America at 96.6% as of 4Q16

•	Operating margin at 71% for 4Q16

•	Adjusted EBITDA margin at 67% for 4Q16

•	See “Solid internal growth” in the Key Highlights section (left side of page) of this Earnings Press Release for information on our leasing activity and same property net operating income growth.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	1

Fourth Quarter and Year Ended December 31, 2016, Financial and Operating Results (continued)
December 31, 2016

External growth

Disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	See page 1 of this earnings press release for key highlights.

Strategic acquisitions

•
In November 2016, we acquired the remaining 49% interest in our real estate joint venture with Uber Technologies, Inc. for $90.1 million. The real estate joint venture owned land parcels located at 1455 and 1515 Third Street and a parking garage structure in our Mission Bay/SoMa submarket of San Francisco.

•	The former real estate joint venture was expected to complete the development of two new Class A properties in 2018, pursuant to leases with Uber.

•
As a result of the acquisition of the remaining 49% ownership interest, we own a 100% fee simple interest in both land parcels and the parking garage and are no longer obligated to fund the development of the two Class A properties.

•
In connection with the acquisition of the remaining interest in the land and parking garage, we leased these assets to Uber for 75 years, beginning in November 2016. Uber will develop and own 100% of the two Class A properties on the land parcels.

•	The $90.1 million purchase price includes $56.8 million payable in 2017.

•
Initial stabilized yields on our total project investment of $155.0 million (including our investment in our initial 51% interest) are 14.4% and 7.0% (cash basis). Cash rents commence in February 2017.

•
In November 2016, we acquired One Kendall Square, a 644,771 RSF, nine-building collaborative life science and technology campus located in the east side of our Cambridge submarket of Greater Boston, for a purchase price of $725.0 million, including the assumption of a $203.0 million secured note payable. The campus is 97.3% occupied, and we expect to achieve an initial stabilized yield (cash basis) of 6.2% upon completion of near-term renewals and re-leasing of space (see below). This acquisition provides us with a significant opportunity to increase cash flows through the following:

•	$47/RSF average in-place annual rents (mix of office gross rents and lab triple net rents), significantly below-market;

•	55% contractual lease expirations through 2019;

•	Conversion of campus office space into office/laboratory space through redevelopment; and

•	Entitled land parcel for near-term ground-up development of an additional building aggregating 172,500 square feet.

•
In October 2016, we acquired Torrey Ridge Science Center, a 294,993 RSF, three-building collaborative life science campus located in the heart of our Torrey Pines submarket of San Diego, for a purchase price of $182.5 million. The campus is 87.1% occupied, and we expect to achieve an initial stabilized yield (cash basis) of 6.8% at stabilization in 1H18 upon completion of near-term renewals/re-leasing of acquired below-market leases and the conversion of 75,953 RSF of existing shell and office space into office/laboratory space.

Strategic dispositions

•
During 4Q16, we completed the dispositions of our remaining operating properties and land parcels in India for an aggregate sales price of approximately $53.4 million. As of December 31, 2016, we had no remaining investments in real estate in India.

Balance sheet management

Improvement in balance sheet leverage and liquidity

•	$14.2 billion total market capitalization as of 4Q16;

•	$2.2 billion of liquidity as of 4Q16;

•	Net debt to Adjusted EBITDA:

•	4Q16 annualized: 6.1x; 4Q16 trailing 12 months: 6.6x;

•	4Q17 annualized target range: 5.5x to 6.0x;

•	Fixed-charge coverage ratio:

•	4Q16 annualized: 3.8x; 4Q16 trailing 12 months: 3.6x;

•	4Q17 annualized target: greater than 4.0x;

•
Repurchased 3.0 million shares of our 7.00% Series D cumulative convertible preferred stock at an aggregate price of $108.2 million, or $36.12 per share, and recognized a preferred stock redemption charge of $35.7 million in 4Q16;

•
In October 2016, we filed an “at the market” common stock offering program, which allows us to sell up to an aggregate of $600.0 million of our common stock. During 4Q16, we sold an aggregate of 3.4 million shares of common stock for gross proceeds of $354.2 million, or $105.73 per share, and net proceeds of approximately $348.4 million;

•
In December 2016, we sold an aggregate of 7.5 million shares of our common stock to settle our forward equity sales agreements executed in July 2016. Net proceeds, after issuance costs and underwriters’ discount, of $715.9 million were used to fund the acquisition of One Kendall Square, located in East Cambridge, to lower net debt to Adjusted EBITDA by 0.3x, and fund construction;

•
Raised $380.9 million in 2016 from (i) completed dispositions aggregating $274.6 million and (ii) funding from our joint venture partner aggregating $106.3 million, primarily in 2016, related to the sale of a partial interest in 10290 Campus Point Drive. See page 4 of this earnings press release for additional information;

•	Current and future value-creation pipeline was 10% of gross investments in real estate in North America as of 4Q16, with a 4Q17 target of less than 10%; and

•	4% unhedged variable-rate debt as a percentage of total debt as of 4Q16.

Sustainability and health and wellness

•	51% of annual rental revenue expected from Leadership in Energy and Environmental Design (“LEED”) certified projects upon completion of in-process projects.

•	In November 2016, we became the first REIT to be named a first-in-class Fitwel Champion to promote health and wellness in the workplace and to earn Fitwel building certifications.

Subsequent events in January 2017

•
Acquired land parcels aggregating 2.6 acres at 88 Bluxome Street in our Mission Bay/SoMa submarket of San Francisco for a purchase price of $130.0 million. We are currently obtaining entitlements for the development of this site and anticipate an aggregate of 1,070,925 RSF to be available for construction of two buildings in separate phases. We have leased the property back to the seller until we obtain entitlements.

•	Executed lease extensions with Novartis AG aggregating 302,626 RSF at 100 and 200 Technology Square in our Cambridge submarket of Greater Boston.

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Incremental Annual Net Operating Income from Development and Redevelopment of New Class A Properties
December 31, 2016

(1)
Represents incremental annual net operating income upon stabilization of our development and redevelopment of new Class A properties, including only our share of real estate joint venture projects. RSF and percentage leased represent 100% of each property.

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Dispositions in 2016
December 31, 2016
(Dollars in thousands)

			Net Operating Income		Net Operating Income (Cash)		Classification
Property/Market/Submarket	Date of Sale	RSF/Acres		(1)		(1)	Construction Funding		Asset Sales
Dispositions completed 1Q16 to 3Q16:
16020 Industrial Drive/Maryland/Gaithersburg	4/21/2016	71,000 RSF	$1,022		$896		$—		$6,400
Land parcels in North America (Gaithersburg/Non-cluster)	Various	5.9 acres	N/A		N/A		—		8,700
Land parcels in India	Various	28 acres	N/A		N/A		—		12,767	(2)
							—		27,867
Two joint ventures – 45% partial interest sales:
10290 Campus Point Drive/San Diego/University Town Center	6/29/16	305,006 RSF	$15,832	(3)	$14,665	(3)	106,263	(4)	—
10300 Campus Point Drive/San Diego/University Town Center	12/15/16	449,759 RSF					—		150,008	(4)

Dispositions completed in 4Q16:
306 Belmont Street and 350 Plantation Street/Greater Boston/ Route 495/Worcester	12/9/16	90,690 RSF	$1,558		$1,348		—		17,550
560 Eccles Avenue/San Francisco/South San Francisco	12/21/16	3.3 acres	N/A		N/A		—		12,000
7990 Enterprise Street/Canada	12/15/16	66,000 RSF	965		957		—		13,836
Operating properties and land parcels in India	4Q16	566,355 RSF / 168 acres	363		391		—		53,364	(2)
							—		96,750
							$106,263		$274,625

(1)	Represents annualized amounts for the quarter ended prior to the date of sale. Cash net operating income excludes straight-line rent and amortization of acquired below-market leases.

(2)
Represents the completion of the sale of all of our investments in real estate in India. During 2016, we recognized impairments of real estate related to the dispositions of assets in Asia aggregating $194.3 million. Refer to page 43 of our Supplemental Information for additional information.

(3)
Represents a 45% partial interest share of net operating income and cash net operating income: (i) anticipated upon stabilization of the redevelopment of 10290 Campus Point Drive and (ii) realized for 10300 Campus Point Drive during 3Q16.

(4)
Aggregate proceeds of $256.3 million, including gross proceeds of $68.6 million received as of 3Q16, $153.0 million received during 4Q16, and additional future proceeds of $34.7 million to be received primarily in 1Q17.

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Acquisitions in 2016
December 31, 2016
(Dollars in thousands)

		Date of Purchase		Square Footage				Occupancy	Unlevered Yields
Property/Market/Submarket	Type		Number of Properties	Operating	Future Value-Creation	Purchase Price			Initial Stabilized Cash Basis		Initial Stabilized
Torrey Ridge Science Center/San Diego/Torrey Pines	Operating	10/3/16	3	294,993	—	$182,500		87.1%	6.8%	(1)	7.1%	(1)
One Kendall Square/Greater Boston/Cambridge (2)	Operating/Development	11/7/16	9	644,771	172,500	725,000		97.3%	6.2%	(3)	6.4%	(3)
1455 and 1515 Third Street/San Francisco/Mission Bay/SoMa (acquisition of remaining 49% interest)	Operating	11/10/16	2	422,980	—	90,100	(4)	100.0%	N/A	(5)	N/A	(5)
			14	1,362,744	172,500	$997,600

(1)
At stabilization in 1H18, upon completion of near-term renewals/re-leasing of acquired below-market leases and the conversion of 75,953 RSF of existing shell and office space into office/laboratory space.

(2)	Refer to pages 5-7 of our Earnings Press Release and Supplemental Information for the Second Quarter Ended June 30, 2016, for additional discussion on our acquisition of One Kendall Square.

(3)	Upon stabilization at completion of the ground-up development of our entitled land parcel.

(4)	The purchase price includes $56.8 million payable in 2017.

(5)	See page 2 of our Earnings Press Release for discussion of our overall project investment and yields after our acquisition of the 49% noncontrolling interest.

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Guidance
December 31, 2016
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2017. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 7.

Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share	$1.49 to $1.69
Depreciation and amortization (1)	4.45
Allocation to unvested restricted stock awards	(0.04)
Funds from operations per share	$5.90 to $6.10

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2017	96.6%	97.2%

Lease renewals and re-leasing of space:
Rental rate increases	18.5%	21.5%
Rental rate increases (cash basis)	6.5%	9.5%
Same property performance:
Net operating income increase	1.5%	3.5%
Net operating income increase (cash basis)	5.5%	7.5%

Straight-line rent revenue (4)	$107	$112
General and administrative expenses (5)	$68	$73
Capitalization of interest	$42	$52
Interest expense	$131	$141

Key Credit Metrics	2017 Guidance
Net debt to Adjusted EBITDA – 4Q17 annualized	5.5x to 6.0x
Net debt and preferred stock to Adjusted EBITDA – 4Q17 annualized	5.5x to 6.0x
Fixed-charge coverage ratio – 4Q17 annualized	Greater than 4.0x
Value-creation pipeline percentage of gross real estate as of December 31, 2017	Less than 10%

Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Net cash provided by operating activities after dividends	$115	$135	$125
Incremental debt	460	440	450
Real estate dispositions and common equity (2)	450	720	585
Total sources of capital	$1,025	$1,295	$1,160
Uses of capital:
Construction	$815	$915	$865
Acquisitions (3)	150	250	200
7.00% Series D preferred stock repurchases	60	130	95
Total uses of capital	$1,025	$1,295	$1,160
Incremental debt (included above):
Issuance of unsecured senior notes payable	$375	$475	$425
Borrowings – secured construction loans	200	250	225
Repayments of secured notes payable	(5)	(10)	(8)
Repayment of unsecured senior term loan	(200)	(200)	(200)
$1.65 billion unsecured senior line of credit/other	90	(75)	8
Incremental debt	$460	$440	$450

(1)	Includes depreciation related to the final purchase price allocations for the acquisitions of Torrey Ridge Science Center and One Kendall Square that closed in 4Q16.

(2)
Includes our share of the proceeds from the anticipated sale of a condo interest in 203,090 RSF of our unconsolidated real estate joint venture development project at 360 Longwood Avenue, aggregating approximately $65.7 million, pursuant to the exercise of a purchase option by the anchor tenant. The sale is expected to close in mid-2017.

(3)
Includes the acquisition of 88 Bluxome Street in our Mission Bay/SoMa submarket of San Francisco for $130.0 million, which closed in January 2017, and $56.8 million related to 1455 and 1515 Third Street in our Mission Bay/SoMa submarket (see page 5).

(4)
Straight-line rent revenue includes free rent and rent escalations. For competitive reasons, we do not provide disclosure of free rent included in straight-line rent revenue on expected deliveries in anticipation of future negotiations with potential tenants. During 4Q16, approximately 84% of straight-line rent revenue related to initial free rent concessions granted on value-creation projects recently placed into service. Initial free rent concessions granted on value-creation projects recently placed into service as a percentage of straight-line rent revenue for the year ending December 31, 2017 is expected to be consistent with 4Q16.

(5)	General and administrative expenses as a percentage of total assets and total revenues for the year ending December 31, 2017, are expected to be consistent with 2016.

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Earnings Call Information and About the Company
December 31, 2016

We will host a conference call on Tuesday, January 31, 2017, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the fourth quarter and year ended December 31, 2016. To participate in this conference call, dial (866) 524-3160 or (412) 317-6760 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the Alexandria Real Estate Equities, Inc. call. The audio webcast can be accessed at www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, January 31, 2017. The replay number is (877) 344-7529 or (412) 317-0088, and the confirmation code is 10096814.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2016, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2016q4.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president, chief financial officer, and treasurer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $14.2 billion and an asset base in North America of 25.2 million square feet as of December 31, 2016. The asset base in North America includes 19.9 million RSF of operating properties and development and redevelopment of new Class A properties (under construction or pre-construction), and 5.3 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2017 earnings per share attributable to Alexandria’s common stockholders – diluted, 2017 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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Consolidated Statements of Income
December 31, 2016
(In thousands, except per share amounts)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Revenues:
Rental	$187,315	$166,591	$161,638	$158,276	$158,100	$673,820	$608,824
Tenant recoveries	58,270	58,681	54,107	52,597	54,956	223,655	209,063
Other income	3,577	5,107	10,331	5,216	10,899	24,231	25,587
Total revenues	249,162	230,379	226,076	216,089	223,955	921,706	843,474

Expenses:
Rental operations	73,244	72,002	67,325	65,837	68,913	278,408	261,232
General and administrative	17,458	15,854	15,384	15,188	15,102	63,884	59,621
Interest	31,223	25,850	25,025	24,855	28,230	106,953	105,813
Depreciation and amortization	95,222	77,133	70,169	70,866	72,245	313,390	261,289
Impairment of real estate	16,024	8,114	156,143	28,980	8,740	209,261	23,250
Loss on early extinguishment of debt	—	3,230	—	—	—	3,230	189
Total expenses	233,171	202,183	334,046	205,726	193,230	975,126	711,394

Equity in earnings (losses) of unconsolidated real estate joint ventures	86	273	(146)	(397)	(174)	(184)	1,651
Gain on sales of real estate – rental properties	3,715	—	—	—	12,426	3,715	12,426
Income (loss) from continuing operations	19,792	28,469	(108,116)	9,966	42,977	(49,889)	146,157
Loss from discontinued operations	—	—	—	—	—	—	(43)
Gain on sales of real estate – land parcels	—	90	—	—	—	90	—
Net income (loss)	19,792	28,559	(108,116)	9,966	42,977	(49,799)	146,114
Net income attributable to noncontrolling interests	(4,488)	(4,084)	(3,500)	(4,030)	(972)	(16,102)	(1,897)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	15,304	24,475	(111,616)	5,936	42,005	(65,901)	144,217
Dividends on preferred stock	(3,835)	(5,007)	(5,474)	(5,907)	(6,246)	(20,223)	(24,986)
Preferred stock redemption charge	(35,653)	(13,095)	(9,473)	(3,046)	—	(61,267)	—
Net income attributable to unvested restricted stock awards	(943)	(921)	(1,085)	(801)	(628)	(3,750)	(2,364)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(25,127)	$5,452	$(127,648)	$(3,818)	$35,131	$(151,141)	$116,867

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted	$(0.31)	$0.07	$(1.72)	$(0.05)	$0.49	$(1.99)	$1.63

Weighted-average shares of common stock outstanding:
Basic	80,800	76,651	74,319	72,584	71,833	76,103	71,529
Diluted	80,800	77,402	74,319	72,584	71,833	76,103	71,529

Dividends declared per share of common stock	$0.83	$0.80	$0.80	$0.80	$0.77	$3.23	$3.05

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	8

Consolidated Balance Sheets
December 31, 2016
(In thousands)

	12/31/16		9/30/16	6/30/16	3/31/16	12/31/15
Assets
Investments in real estate	$9,077,972		$7,939,179	$7,774,608	$7,741,466	$7,629,922
Investments in unconsolidated real estate joint ventures	50,221	(1)	133,580	132,433	127,165	127,212
Cash and cash equivalents	125,032		157,928	256,000	146,197	125,098
Restricted cash	16,334		16,406	13,131	14,885	28,872
Tenant receivables	9,744		9,635	9,196	9,979	10,485
Deferred rent	335,974		318,286	303,379	293,144	280,570
Deferred leasing costs	195,937		191,765	191,619	192,418	192,081
Investments	342,477		320,989	360,050	316,163	353,465
Other assets	201,197		206,133	104,414	130,115	133,312
Total assets	$10,354,888		$9,293,901	$9,144,830	$8,971,532	$8,881,017

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$1,011,292		$789,450	$722,794	$816,578	$809,818
Unsecured senior notes payable	2,378,262		2,377,482	2,376,713	2,031,284	2,030,631
Unsecured senior line of credit	28,000		416,000	72,000	299,000	151,000
Unsecured senior bank term loans	746,471		746,162	945,030	944,637	944,243
Accounts payable, accrued expenses, and tenant security deposits	731,671	(1)	605,181	593,628	628,467	589,356
Dividends payable	76,914		66,705	67,188	64,275	62,005
Total liabilities	4,972,610		5,000,980	4,777,353	4,784,241	4,587,053

Commitments and contingencies

Redeemable noncontrolling interests	11,307		9,012	9,218	14,218	14,218

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	86,914		161,792	188,864	213,864	237,163
6.45% Series E cumulative redeemable preferred stock	130,000		130,000	130,000	130,000	130,000
Common stock	877		768	766	729	725
Additional paid-in capital	4,672,650		3,649,263	3,693,807	3,529,660	3,558,008
Accumulated other comprehensive income (loss)	5,355		(31,745)	8,272	(8,533)	49,191
Alexandria’s stockholders’ equity	4,895,796		3,910,078	4,021,709	3,865,720	3,975,087
Noncontrolling interests	475,175		373,831	336,550	307,353	304,659
Total equity	5,370,971		4,283,909	4,358,259	4,173,073	4,279,746
Total liabilities, noncontrolling interests, and equity	$10,354,888		$9,293,901	$9,144,830	$8,971,532	$8,881,017

(1)	See page 2 of our Earnings Press Release for additional information on our acquisition of the remaining 49% interest in our real estate joint venture with Uber.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	9

Funds From Operations and Funds From Operations Per Share
December 31, 2016
(In thousands, except per share amounts)

The following tables present a reconciliation of net (loss) income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16		12/31/15
Net (loss) income attributable to Alexandria’s common stockholders	$(25,127)	$5,452	$(127,648)	$(3,818)	$35,131	$(151,141)		$116,867
Depreciation and amortization	95,222	77,133	70,169	70,866	72,245	313,390		261,289
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(2,598)	(2,224)	(2,226)	(2,301)	(372)	(9,349)		(372)
Our share of depreciation and amortization from unconsolidated real estate JVs	655	658	651	743	655	2,707		1,734
Gain on sales of real estate – rental properties	(3,715)	—	—	—	(12,426)	(3,715)		(12,426)
Gain on sales of real estate – land parcels	—	(90)	—	—	—	(90)		—
Impairment of real estate – rental properties	3,506	6,293	88,395	—	8,740	98,194	(1)	23,250
Allocation to unvested restricted stock awards	—	(438)	—	(80)	(522)	—		(1,758)
Funds from operations attributable to Alexandria’s common stockholders – basic and diluted (2)	67,943	86,784	29,341	65,410	103,451	249,996		388,584
Non-real estate investment income	—	—	(4,361)	—	(7,731)	(4,361)		(13,109)
Impairments of land parcels and non-real estate investments	12,511	4,886	67,162	28,980	—	113,539	(1)	—
Loss on early extinguishment of debt	—	3,230	—	—	—	3,230		189
Preferred stock redemption charge	35,653	13,095	9,473	3,046	—	61,267		—
Allocation to unvested restricted stock awards	(605)	(359)	(530)	(358)	85	(2,356)		110
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$115,502	$107,636	$101,085	$97,078	$95,805	$421,315		$375,774

(1)
Includes impairment of real estate aggregating $209.3 million and impairment of non-real estate investment aggregating approximately $3.1 million, net of amounts attributable to noncontrolling interests.

(2)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT Board of Governors”) in its April 2002 White Paper and related implementation guidance.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	10

Funds From Operations and Funds From Operations Per Share (continued)
December 31, 2016
(In thousands)

The following table presents a reconciliation of net (loss) income per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the table below. Per share amounts may not add due to rounding.

	Three Months Ended							Year Ended
	12/31/16		9/30/16		6/30/16	3/31/16	12/31/15	12/31/16		12/31/15
Net (loss) income per share attributable to Alexandria’s common stockholders	$(0.31)		$0.07		$(1.72)	$(0.05)	$0.49	$(1.99)		$1.63
Depreciation and amortization	1.15		0.97		0.92	0.95	1.00	4.02		3.64
Gain on sales of real estate – rental properties	(0.05)		—		—	—	(0.17)	(0.05)		(0.17)
Impairment of real estate – rental properties	0.05		0.08		1.19	—	0.12	1.29		0.33
Funds from operations per share attributable to Alexandria’s common stockholders – basic and diluted (1)	0.84		1.12		0.39	0.90	1.44	3.27		5.43
Non-real estate investment income	—		—		(0.06)	—	(0.11)	(0.06)		(0.18)
Impairments of land parcels and non-real estate investments	0.15		0.06		0.90	0.40	—	1.47		—
Loss on early extinguishment of debt	—		0.04		—	—	—	0.04		—
Preferred stock redemption charge	0.43		0.17		0.13	0.04	—	0.79		—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.42		$1.39		$1.36	$1.34	$1.33	$5.51		$5.25

Weighted-average shares of common stock outstanding for calculating funds from operations per share and funds from operations, as adjusted, per share – diluted	81,280	(2)	77,402	(2)	74,319	72,584	71,833	76,412	(2)	71,529

(1)	Calculated in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance.

(2)
Includes weighted average shares related to our forward equity sales agreements. See page 2 of our Earnings Press Release for additional information on our forward equity sales agreements and page 54 of our Supplemental Information for the definition of weighted-average shares of common stock outstanding – diluted.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	11

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2016

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $14.2 billion and an asset base in North America of 25.2 million square feet as of December 31, 2016. The asset base in North America includes 19.9 million RSF of operating properties and development and redevelopment of new Class A properties (under construction or pre-construction), and 5.3 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 49% of our annual rental revenue generated from investment grade tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive/senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Our highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships with the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive/senior management team, consisting of 24 individuals, averages more than 25 years of real estate experience, including more than 13 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President, Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	13

Investor Information
December 31, 2016

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
	6.45% Series E preferred stock: ARE PRE	Web:	www.are.com

Equity research coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Gene Nusinzon	David Rodgers / Richard Schiller
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1041	(216) 737-7341 / (312) 609-5485

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	UBS Securities LLC
Ross Smotrich / Peter Siciliano	Sheila McGrath / Nathan Crossett	Karin Ford / Ryan Cybart	Nick Yulico / Frank Lee
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7349 / (212) 405-6591	(212) 713-3402 / (415) 352-5679

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.
Thomas Catherwood / James Sullivan	Jed Reagan / Daniel Ismail	Richard Anderson / Zachary Silverberg
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855

CFRA	JMP Securities – JMP Group, Inc.	RBC Capital Markets
Kenneth Leon	Peter Martin / Brian Riley	Michael Carroll / James Bambrick
(212) 438-4638	(415) 835-8904 / (415) 835-8908	(440) 715-2649 / (440) 715-2654

Rating agencies
Moody’s Investors Service	S&P Global Ratings
Philip Kibel / Reed Valutas	Fernanda Hernandez / Anita Ogbara
(212) 553-4402 / (212) 553-4169	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	14

High-Quality, Diversified, and Innovative Tenants
December 31, 2016

Cash Flows from High-Quality, Diversified, and Innovative Tenants

Investment-Grade Tenants	Tenant Mix by Annual Rental Revenue(1)
49%

Public
Biotechnology
28%
Life Science
Product, Service,
and Device
19%
8%
Private Biotechnology
8%
Tech and Other (3)
16%
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
21%
Multinational
Pharmaceutical

(2)
of ARE’s Total Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of December 31, 2016.

(2)
Decline in annual rental revenue from investment-grade tenants primarily due to the delivery of 422,980 RSF to Uber Technologies, Inc. during 4Q16. As of June 2016, the latest valuation date, Uber had an estimated value of approximately $68 billion.

(3)	Tech and other represent 4.9% and 2.9%, respectively, of annual rental revenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	15

Class A Properties in AAA Locations
December 31, 2016

High-Quality Cash Flows from Class A Properties in AAA Locations(1)

Key Locations

San Francisco
19%
New York City
8%
San Diego
17%
Seattle
4%
Maryland
6%
Research Triangle Park
3%
Other Markets
2%
Greater Boston
41%

Class A Properties in AAA Locations

79%
of ARE’s

Annual Rental Revenue (2)

Percentage of ARE’s Annual Rental Revenue (2)

(1)	As of December 31, 2016.

(2)	Represents annual rental revenue in effect as of December 31, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	16

Occupancy
December 31, 2016

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Occupancy of Operating Properties across Key Locations as of December 31, 2016

96.6%
96.2%
99.9%
97.3%
94.3%
97.6%
95.8%
99.0%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

Solid Historical Occupancy (1)

95%
Over 10 Years

(1) Average occupancy of operating properties in North America as of December 31 for the last 10 years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	17

Financial and Asset Base Highlights
December 31, 2016
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$662,836	$614,668	$601,048	$564,804	$586,064
Adjusted EBITDA – trailing 12 months	$610,839	$591,646	$579,880	$562,454	$547,739
Adjusted EBITDA margins	67%	67%	66%	65%	65%
Operating margins	71%	69%	70%	70%	69%

Net debt (excluding unamortized deferred financing costs) at end of period	$4,052,576	$4,186,180	$3,881,708	$3,958,891	$3,811,825
Net debt to Adjusted EBITDA – quarter annualized	6.1x	6.8x	6.5x	7.0x	6.5x
Net debt to Adjusted EBITDA – trailing 12 months	6.6x	7.1x	6.7x	7.0x	7.0x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	6.4x	7.3x	7.0x	7.6x	7.1x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	7.0x	7.6x	7.2x	7.6x	7.6x

Fixed-charge coverage ratio – quarter annualized	3.8x	3.6x	3.6x	3.5x	3.6x
Fixed-charge coverage ratio – trailing 12 months	3.6x	3.6x	3.6x	3.5x	3.5x
Unencumbered net operating income as a percentage of total net operating income	82%	87%	87%	82%	81%

Closing stock price at end of period	$111.13	$108.77	$103.52	$90.89	$90.36
Common shares outstanding (in thousands) at end of period	87,666	76,824	76,615	72,874	72,549
Total equity capitalization at end of period	$9,991,832	$8,717,246	$8,326,096	$7,008,376	$6,949,924
Total market capitalization at end of period	$14,155,857	$13,046,340	$12,442,633	$11,099,875	$10,885,616

Dividend per share – quarter/annualized	$0.83/$3.32	$0.80/$3.20	$0.80/$3.20	$0.80/$3.20	$0.77/$3.08
Dividend payout ratio for the quarter	63%	57%	61%	60%	58%
Dividend yield – annualized	3.0%	2.9%	3.1%	3.5%	3.4%

General and administrative expense as a percentage of total assets – trailing 12 months	0.6%	0.7%	0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	6.9%	6.9%	6.9%	7.0%	7.1%

Capitalized interest	$11,659	$14,903	$13,788	$12,099	$8,696
Weighted-average interest rate for capitalization of interest during period	3.72%	3.78%	3.70%	3.60%	3.37%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	18

Financial and Asset Base Highlights (continued)
December 31, 2016
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/16		9/30/16	6/30/16	3/31/16	12/31/15
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$20,993	(1)	$16,111	$2,430	$12,138	$13,062
Amortization of acquired below-market leases	$2,818		$965	$966	$974	$997
Straight-line rent on ground leases	$557		$(1,331)	$777	$592	$862
Stock compensation expense	$6,426		$7,451	$6,117	$5,439	$4,590
Amortization of loan fees	$3,080		$3,080	$2,953	$2,759	$2,654
Amortization of debt premiums	$383		$5	$26	$86	$90
Non-revenue-enhancing capital expenditures:
Building improvements	$2,135		$1,920	$2,833	$2,318	$2,025
Tenant improvements and leasing commissions	$11,614		$10,289	$9,041	$2,475	$4,436

Operating statistics and related information (at end of period)
Number of properties – North America	199		189	189	190	191
RSF (including development and redevelopment projects under construction) – North America	19,869,729		18,820,579	18,819,315	18,903,424	18,874,070
Total square feet – North America	25,162,360		24,499,286	24,400,303	24,509,859	24,419,610
Annual rental revenue per occupied RSF – North America	$45.15		$43.39	$42.06	$41.67	$41.17
Occupancy of operating properties – North America	96.6%		97.1%	97.0%	97.3%	97.2%
Occupancy of operating and redevelopment properties – North America	95.7%		94.4%	93.9%	93.8%	93.7%

Total leasing activity – RSF	1,501,376		683,307	816,512	388,872	1,012,238
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	25.8%		28.2%	27.1%	33.6%	19.8%
Rental rate increases (cash basis)	9.5%		16.2%	9.3%	16.9%	7.3%
RSF (2)	671,222		592,776	647,268	218,342	480,963

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	3.2%		5.3%	4.9%	5.3%	1.3%
Net operating income increase (cash basis)	4.9%		6.1%	6.4%	6.2%	2.0%

(1)    Approximately 84% of straight-line rent revenue relates to initial free rent concessions granted on value-creation projects recently placed into service. The increase from 3Q16 relates primarily to free rent granted on our 50 and 60 Binney Street projects (development of new Class A buildings) placed into service during 3Q16. As of 2Q17, annual cash rents at 75/125 Binney Street (ground-up development of new Class A building) are expected to increase by approximately $20.0 million as a result of the end of previously granted free rent.
(2)    Included in total leasing activity above.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	19

Key Operating Metrics
December 31, 2016

Favorable Lease Structure (1)		Same Property Net Operating Income Increase

4.5%
1.3%
4.7%
5.5%
4.7%
6.0%
2014
2015
2016
2014
2015
2016
Cash Basis

Percentage of triple net leases	97%
Stable cash flows
Percentage of leases containing annual rent escalations	96%
Increasing cash flows
Percentage of leases providing for the recapture of capital expenditures	95%
Lower capex burden

Margins (2)		Rental Rate Increases: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
67%	71%

(1)	Percentages calculated based on RSF.

(2)	Represents the three months ended December 31, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	20

Same Property Performance
December 31, 2016

Same Property Financial Data	4Q16	2016	Same Property Statistical Data	4Q16	2016
Percentage change over comparable period from prior year:			Number of same properties	166	159
Net operating income increase	3.2%	4.7%	Rentable square feet	14,374,364	13,521,141
Net operating income increase (cash basis)	4.9%	6.0%	Occupancy – current-period average	97.2%	97.1%
Operating margin	70%	70%	Occupancy – same-period prior-year average	96.4%	96.3%

The tables below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and development and redevelopment projects recently placed into service to the extent that those assets were operating for the entirety of the comparable same property periods presented. Development and redevelopment projects recently placed into service are included in same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2014 are included in 2016 versus 2015 same property performance (as a percentage change over 2015). The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped, and (ii) same property performance for the operating portfolio including those redevelopment projects that were either under construction or recently placed into service. Same property performance including redevelopment properties generally would have been higher than our method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in net operating income as a result of the completion of the conversion of non-laboratory space (with lower net operating income) to office/laboratory space (with higher net operating income) through redevelopment. We believe our method of reporting same property performance is a more useful presentation because it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Net Operating Income Included in All Comparative Periods
	Operating Properties	Recently Placed into Service		Properties under Construction
Same Property		Developments	Redevelopments	Development	Redevelopment
As reported above	Yes	Yes	Yes	No	No

Operating portfolio	Yes	No	No	No	No

Including redevelopments	Yes	No	Yes	No	Yes

Percentage Change in Same Property Net Operating Income over Preceding Period
Same Property	2013	2014	2015	2016
As reported above	1.8%	4.5%	1.3%	4.7%

Operating portfolio	1.7%	4.8%	1.1%	4.7%

Including redevelopments	8.4%	6.9%	3.1%	4.7%

Percentage Change in Same Property Net Operating Income over Preceding Period (Cash Basis)
Same Property	2013	2014	2015	2016
As reported above	5.4%	5.5%	4.7%	6.0%

Operating portfolio	4.4%	3.3%	4.2%	5.6%

Including redevelopments	9.6%	8.1%	5.8%	7.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	21

Same Property Performance (continued)
December 31, 2016
(Dollars in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change

Same properties	$150,774	$145,666	$5,108	3.5%	$541,164	$521,954	$19,210	3.7%
Non-same properties	36,541	12,434	24,107	193.9	132,656	86,870	45,786	52.7
Total rental	187,315	158,100	29,215	18.5	673,820	608,824	64,996	10.7

Same properties	50,649	50,449	200	0.4	189,270	183,885	5,385	2.9
Non-same properties	7,621	4,507	3,114	69.1	34,385	25,178	9,207	36.6
Total tenant recoveries	58,270	54,956	3,314	6.0	223,655	209,063	14,592	7.0

Same properties	39	160	(121)	(75.6)	171	475	(304)	(64.0)
Non-same properties	3,538	10,739	(7,201)	(67.1)	24,060	25,112	(1,052)	(4.2)
Total other income	3,577	10,899	(7,322)	(67.2)	24,231	25,587	(1,356)	(5.3)

Same properties	201,462	196,275	5,187	2.6	730,605	706,314	24,291	3.4
Non-same properties	47,700	27,680	20,020	72.3	191,101	137,160	53,941	39.3
Total revenues	249,162	223,955	25,207	11.3	921,706	843,474	78,232	9.3

Same properties	60,682	59,821	861	1.4	219,235	217,888	1,347	0.6
Non-same properties	12,562	9,092	3,470	38.2	59,173	43,344	15,829	36.5
Total rental operations	73,244	68,913	4,331	6.3	278,408	261,232	17,176	6.6

Same properties	140,780	136,454	4,326	3.2	511,370	488,426	22,944	4.7
Non-same properties	35,138	18,588	16,550	89.0	131,928	93,816	38,112	40.6
Net operating income	$175,918	$155,042	$20,876	13.5%	$643,298	$582,242	$61,056	10.5%

Net operating income – same properties	$140,780	$136,454	$4,326	3.2%	$511,370	$488,426	$22,944	4.7%
Straight-line rent revenue and amortization of acquired below-market leases	(9,432)	(11,195)	1,763	(15.7)	(14,085)	(19,314)	5,229	(27.1)
Net operating income – same properties (cash basis)	$131,348	$125,259	$6,089	4.9%	$497,285	$469,112	$28,173	6.0%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	22

Leasing Activity
December 31, 2016

	Three Months Ended		Year Ended			Year Ended
	December 31, 2016		December 31, 2016			December 31, 2015
(Dollars are per RSF)	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	25.8%	9.5%	27.6%		12.0%	19.6%	9.9%
New rates	$49.58	$45.95	$48.60		$45.83	$35.70	$35.97
Expiring rates	$39.40	$41.95	$38.09		$40.92	$29.84	$32.73
Rentable square footage	671,222		2,129,608			2,209,893
Number of leases	41		126			146
Tenant improvements/leasing commissions	$17.25		$15.69			$10.02
Average lease term	6.9 years		5.5 years			4.7 years

Developed/redeveloped/previously vacant space leased (2)
New rates	$52.92	$36.55	$50.24		$38.72	$55.24	$50.65
Rentable square footage	830,154		1,260,459			2,762,149
Number of leases	13		53			72
Tenant improvements/leasing commissions	$7.81		$12.42			$19.63
Average lease term	45.3 years		32.6 years			11.9 years

Leasing activity summary (totals):
New rates	$51.43	$40.75	$49.21		$43.19	$46.55	$44.13
Rentable square footage	1,501,376		3,390,067	(3)		4,972,042
Number of leases	54		179			218
Tenant improvements/leasing commissions	$12.03		$14.48			$15.36
Average lease term	28.1 years		15.6 years			8.7 years

Lease expirations: (1)
Expiring rates	$38.94	$41.49	$36.70		$39.32	$28.32	$30.80
Rentable square footage	748,174		2,484,169			2,801,883
Number of leases	58		166			197

Leasing activity includes 100% of results for each property managed by us.

(1)	Excludes 20 month-to-month leases for 31,207 RSF and 16 month-to-month leases for 30,810 RSF as of December 31, 2016 and 2015, respectively.

(2)
2016 information includes the 75-year ground lease with Uber at 1455 and 1515 Third Street. The average lease term, excluding this ground lease, was 13.4 years and 10.7 years for 4Q16 and 2016, respectively.

(3)	During the year ended December 31, 2016, we granted tenant concessions/free rent averaging 1.8 months with respect to the 3,390,067 RSF leased.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	23

Contractual Lease Expirations
December 31, 2016

Year	Number of Leases		RSF		Percentage of Occupied RSF		Annual Rental Revenue (per RSF)		Percentage of Total Annual Rental Revenue
2017	67	(1)	985,627	(1)	5.7%	(1)	$30.96	(1)	3.9%	(1)
2018	124		1,947,907		11.2%		$43.08		10.8%
2019	81		1,546,068		8.9%		$41.34		8.2%
2020	79		1,823,082		10.5%		$40.03		9.4%
2021	75		1,617,138		9.3%		$42.25		8.8%
2022	54		1,241,547		7.2%		$46.08		7.4%
2023	29		1,412,675		8.1%		$42.85		7.8%
2024	20		1,129,545		6.5%		$45.90		6.7%
2025	14		431,476		2.5%		$46.33		2.6%
2026	18		717,121		4.1%		$43.92		4.1%
Thereafter	39		4,488,778		26.0%		$52.19		30.3%

	2017 Contractual Lease Expirations							Annual Rental Revenue (per RSF)	2018 Contractual Lease Expirations							Annual Rental Revenue (per RSF)
	Leased		Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total (1)		Leased		Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total
Market
Greater Boston	78,093	(2)	60,124	—	100,712	(3)	238,929	$39.61	446,302	(2)	3,426	—	494,702	(3)	944,430	$56.22
San Francisco	44,703		3,418	—	6,856		54,977	34.46	5,507		2,508	—	296,681		304,696	42.25
New York City	1,739		—	—	15,374		17,113	N/A	—		—	—	3,091		3,091	N/A
San Diego	39,622		140,580	—	160,500	(4)	340,702	27.80	—		16,091	—	318,380		334,471	29.99
Seattle	22,471		—	—	17,900		40,371	44.66	—		—	—	23,034		23,034	49.04
Maryland	—		—	—	94,665		94,665	18.35	—		—	—	184,600		184,600	15.39
Research Triangle Park	38,824		58,486	—	74,195		171,505	15.60	—		—	—	62,292		62,292	25.98
Canada	—		—	—	—		—	—	—		—	—	80,689		80,689	20.75
Non-cluster markets	—		—	—	27,365		27,365	22.19	—		—	—	10,604		10,604	26.58
Total	225,452		262,608	—	497,567		985,627	$30.96	451,809		22,025	—	1,474,073		1,947,907	$43.08
Percentage of expiring leases	23%		27%	—%	50%		100%		23%		1%	—%	76%		100%

Lease expirations include 100% of RSF for each property managed by us in North America.

(1)	Excludes 20 month-to-month leases for 31,207 RSF.

(2)	Includes 47,185 RSF at 200 Technology Square and 255,441 RSF at 100 Technology Square expiring in 2017 and 2018, respectively. In 1Q17, Novartis AG renewed these spaces for a term of 10 years.

(3)	Includes 84,038 RSF and 318,763 RSF located in our Cambridge submarket for remaining expiring leases in 2017 and 2018, respectively.

(4)
Includes 94,609 RSF related to Eli Lilly and Company’s lease expiration in January 2017 at 10300 Campus Point Drive located in our University Town Center submarket. Eli Lilly and Company relocated and expanded into 305,006 RSF at 10290 Campus Point Drive in December 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	24

Top 20 Tenants
December 31, 2016
(Dollars in thousands)

Top 20 Tenants: 73% of Annual Rental Revenue from Investment-Grade Tenants

		Remaining Lease Term in Years (1)		Aggregate RSF		Percentage of Aggregate Annual Rental Revenue
					Annual Rental Revenue		Investment-Grade Ratings
	Tenant						Moody’s	S&P
1	Eli Lilly and Company	11.7		595,465	$32,313	4.1%	A2	AA-
2	Illumina, Inc.	13.5		891,495	31,301	4.0	—	BBB
3	ARIAD Pharmaceuticals, Inc. (2) / IBM Watson Health (3)	13.3		386,111	30,051	3.8	—	—
4	Sanofi	11.0		446,975	25,162	3.2	A1	AA
5	Novartis AG	9.7	(4)	386,217	24,122	3.1	Aa3	AA-
6	bluebird bio, Inc.	9.1		338,911	23,640	3.0	—	—
7	Uber Technologies, Inc.	75.9		422,980	22,076	2.8	—	—
8	New York University	13.6		209,224	20,651	2.6	Aa3	AA-
9	Dana-Farber Cancer Institute, Inc.	13.9		254,130	19,512	2.5	A1	—
10	Amgen Inc.	7.3		407,369	16,838	2.1	Baa1	A
11	Roche	3.7		343,861	16,517	2.1	A1	AA
12	Massachusetts Institute of Technology	7.9		256,126	16,431	2.1	Aaa	AAA
13	United States Government	8.5		263,147	14,805	1.9	Aaa	AA+
14	Celgene Corporation	3.2		344,320	14,653	1.9	Baa2	BBB+
15	FibroGen, Inc.	6.9		234,249	14,198	1.8	—	—
16	Biogen Inc.	11.8		305,212	13,278	1.7	Baa1	A-
17	Merrimack Pharmaceuticals, Inc.	2.5		167,167	11,246	1.4	—	—
18	Bristol-Myers Squibb Company	2.2		251,316	10,743	1.4	A2	A+
19	The Regents of the University of California	6.7		233,527	10,608	1.4	Aa2	AA
20	GlaxoSmithKline plc	2.5		249,278	10,418	1.3	A2	A+
	Total/weighted average	13.4	(5)	6,987,080	$378,563	48.2%

Annual rental revenue and RSF include 100% of each property managed by us in North America.

(1)	Based on percentage of aggregate annual rental revenue in effect as of December 31, 2016.

(2)
In January 2017, Takeda Pharmaceutical Company Limited entered into a definitive agreement to acquire ARIAD Pharmaceuticals, Inc. The transaction is expected to be completed in February 2017. Takeda holds investment-grade ratings of A1 (Moody’s) and A+ (S&P). If the acquisition was completed as of December 31, 2016, 53% of our annual rental revenue would have been from investment-grade tenants and 81% of our annual rental revenue from Top 20 tenants would have been from investment-grade tenants.

(3)
IBM Watson Health, a digital health venture of IBM, currently subleases 163,186 RSF at 75 Binney Street with an initial lease term of 10 years. IBM holds investment-grade ratings of Aa3 (Moody’s) and AA- (S&P).

(4)	Reflects lease extension for 302,626 RSF at 100 and 200 Technology Square in our Cambridge submarket of Greater Boston executed in January 2017.

(5)	Excluding Uber, the weighted average remaining lease term for our top 20 tenants is 9.6 years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	25

Summary of Properties and Occupancy
December 31, 2016
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF					Number of Properties	Annual Rental Revenue
Market	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	5,849,003	431,483	—	6,280,486	32%	51	$323,301	41%	$57.46
San Francisco	3,209,456	743,855	—	3,953,311	20	30	148,879	19	46.43
New York City	727,674	—	—	727,674	4	2	61,366	8	86.63
San Diego	3,798,141	233,523	162,156	4,193,820	21	52	129,793	17	36.26
Seattle	747,809	290,111	—	1,037,920	5	11	33,999	4	46.59
Maryland	2,085,196	—	—	2,085,196	11	28	50,877	6	25.46
Research Triangle Park	1,043,726	—	—	1,043,726	5	15	23,689	3	22.94
Canada	256,967	—	—	256,967	1	3	6,484	1	25.45
Non-cluster markets	268,689	—	—	268,689	1	6	5,992	1	25.43
Properties held for sale	21,940	—	—	21,940	—	1	—	—	—
North America	18,008,601	1,698,972	162,156	19,869,729	100%	199	$784,380	100%	$45.15
Future development projects				5,292,631
Total SF – North America				25,162,360

RSF, number of properties, and annual rental revenue include 100% of each property managed by us in North America.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	12/31/16		9/30/16	12/31/15	12/31/16		9/30/16	12/31/15
Greater Boston	96.2%	(1)	98.3%	96.5%	96.2%	(1)	98.3%	95.2%
San Francisco	99.9		99.8	100.0	99.9		99.8	100.0
New York City	97.3		95.0	99.7	97.3		95.0	99.7
San Diego	94.3		93.0	96.4	90.4		81.1	82.3
Seattle	97.6		98.4	99.6	97.6		98.4	99.6
Maryland	95.8	(2)	97.4	96.0	95.8	(2)	97.4	96.0
Research Triangle Park	99.0		98.7	97.6	99.0		98.7	97.6
Subtotal	96.7		97.3	97.4	95.8		94.4	93.8
Canada	99.2		99.3	99.3	99.2		99.3	99.3
Non-cluster markets	87.7		88.2	80.0	87.7		88.2	80.0
North America	96.6%		97.1%	97.2%	95.7%		94.4%	93.7%

Occupancy includes 100% of each property managed by us in North America.

(1)
The decline from 3Q16 is primarily driven by 100,392 RSF, or 24%, of the property that was delivered vacant during 4Q16 at 360 Longwood Avenue in our Longwood Medical Area submarket. Our ownership percentage in the project is 27.5%.

(2)
The decline from 3Q16 relates to 31,974 RSF vacated at our 1330 Piccard Drive property in the Rockville submarket of Maryland. During 1Q17, we executed a lease for 15,522 RSF to a public biotech company with an expected delivery date of July 2017, and are currently marketing the remaining 16,452 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	26

Property Listing
December 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties	Annual Rental Revenue
								Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50, 60, 75/125, and 100 Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	1,646,782	431,483	—	2,078,265	9	$104,366	99.3%	99.3%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®
100, 200, 300, 400, 500, 600, and 700 Technology Square	1,181,635	—	—	1,181,635	7	77,933	100.0	100.0
One Kendall Square	644,771	—	—	644,771	9	42,258	97.3	97.3
480 and 500 Arsenal Street	234,260	—	—	234,260	2	9,539	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,730	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	6,811	96.1	96.1
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	3,573	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	4,417,680	431,483	—	4,849,163	34	272,108	99.3	99.3
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	413,799	—	—	413,799	1	23,720	75.7	75.7
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	9,424	93.8	93.8
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
19 Presidential Way	144,892	—	—	144,892	1	2,591	52.6	52.6
225 Second Avenue	112,500	—	—	112,500	1	6,109	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	3,104	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,185	100.0	100.0
Route 128	709,874	—	—	709,874	12	22,413	87.3	87.3
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,629	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	666	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	5,060	100.0	100.0
Greater Boston	5,849,003	431,483	—	6,280,486	51	$323,301	96.2%	96.2%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	27

Property Listing (continued)
December 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties	Annual Rental Revenue
								Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Francisco
Mission Bay/SoMa
409 and 499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,228	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,076	100.0	100.0
510 Townsend Street	—	300,000	—	300,000	1	—	—	—
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	10,077	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,714	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,273	100.0	100.0
505 Brannan Street (consolidated joint venture – 99.5% ownership)	—	150,000	—	150,000	1	—	—	—
Mission Bay/SoMa	1,404,054	450,000	—	1,854,054	9	78,368	100.0	100.0
South San Francisco
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	17,882	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
213, 249, 259, and 269 East Grand Avenue	407,369	293,855	—	701,224	4	16,838	100.0	100.0
400 and 450 East Jamie Court	163,035	—	—	163,035	2	6,355	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,582	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	3,123	97.1	97.1
South San Francisco	1,522,476	293,855	—	1,816,331	17	58,799	99.8	99.8
Palo Alto/Stanford Research Park
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,651	100.0	100.0
Palo Alto/Stanford Research Park	282,926	—	—	282,926	4	11,712	100.0	100.0
San Francisco	3,209,456	743,855	—	3,953,311	30	148,879	99.9	99.9

New York City
Manhattan
Alexandria Center® for Life Science	727,674	—	—	727,674	2	61,366	97.3	97.3
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$61,366	97.3%	97.3%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	28

Property Listing (continued)
December 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties	Annual Rental Revenue
								Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Diego
Torrey Pines
ARE Spectrum	102,938	233,523	—	336,461	3	$4,241	93.7%	93.7%
3215 Merryfield Row, and 3013 and 3033 Science Park Road
ARE Nautilus	226,593	—	—	226,593	4	8,242	82.9	82.9
3530 and 3550 John Hopkins Court, and 3535 and 3565 General Atomics Court
ARE Sunrise	234,596	—	—	234,596	3	9,160	100.0	100.0
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
Torrey Ridge Science Center
10578, 10614, and 10628 Science Center Drive	294,993	—	—	294,993	3	12,504	87.1	87.1
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,274	100.0	100.0
Torrey Pines	1,048,182	233,523	—	1,281,705	15	42,248	92.1	92.1
University Town Center
5200 Illumina Way	792,687	—	—	792,687	6	25,371	100.0	100.0
Campus Pointe by Alexandria (consolidated joint venture – 55% ownership)	754,765	—	—	754,765	2	30,625	100.0	100.0
10290 and 10300 Campus Point Drive
ARE Towne Centre	107,253	—	162,156	269,409	4	1,913	100.0	39.8
9363, 9373, 9393, and 9625 Towne Centre Drive
ARE Esplanade	241,963	—	—	241,963	4	9,517	95.2	95.2
4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,968,178	—	162,156	2,130,334	17	70,200	99.4	91.8
Sorrento Mesa
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	3,950	100.0	100.0
ARE Portola	105,812	—	—	105,812	3	1,415	43.1	43.1
6175, 6225, and 6275 Nancy Ridge Drive
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	1,987	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	993	100.0	100.0
Sorrento Mesa	447,235	—	—	447,235	9	10,776	86.5	86.5
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,900	92.0	92.0
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	1,174	48.2	48.2
Sorrento Valley	224,766	—	—	224,766	10	4,074	71.9	71.9
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	3,798,141	233,523	162,156	4,193,820	52	$129,793	94.3%	90.4%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	29

Property Listing (continued)
December 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties	Annual Rental Revenue
								Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Seattle
Lake Union
400 Dexter Avenue North	—	290,111	—	290,111	1	$—	—%	—%
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,517	96.7	96.7
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,833	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,183	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,745	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,138	100.0	100.0
Lake Union	663,339	290,111	—	953,450	8	31,164	99.2	99.2
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	996	65.6	65.6
Elliott Bay	84,470	—	—	84,470	3	2,835	85.1	85.1
Seattle	747,809	290,111	—	1,037,920	11	33,999	97.6	97.6

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	12,563	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	2,433	75.7	75.7
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,055	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,104	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,390	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,010	90.2	90.2
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	8,427	100.0	100.0
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,131	100.0	100.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,435	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	18,266	100.0	100.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,463	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,085,196	—	—	2,085,196	28	$50,877	95.8%	95.8%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	30

Property Listing (continued)
December 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties	Annual Rental Revenue
								Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,286	94.8%	94.8%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,328	99.1	99.1
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,260	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	1,690	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,304	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,051	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,726	—	—	1,043,726	15	23,689	99.0	99.0

Canada	256,967	—	—	256,967	3	6,484	99.2	99.2

Non-cluster markets	268,689	—	—	268,689	6	5,992	87.7	87.7

	17,986,661	1,698,972	162,156	19,847,789	198	784,380	96.6%	95.7%

Properties held for sale in North America
6146 Nancy Ridge Drive	21,940	—	—	21,940	1	—	—%	—%

Total – North America	18,008,601	1,698,972	162,156	19,869,729	199	$784,380
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	31

Incremental Annual Net Operating Income from Development and Redevelopment of New Class A Properties
December 31, 2016

(1)
Represents incremental annual net operating income upon stabilization of our development and redevelopment of new Class A properties, including only our share of real estate joint venture projects. RSF and percentage leased represent 100% of each property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	32

Sustainability and Health and Wellness
December 31, 2016

Focus on Green Building, Sustainability, and Health and Wellness

As a Platinum Member of the U.S. Green Building Council, Alexandria is a recognized industry partner that pursues and promotes resource-efficient and healthy business practices that enhance performance for its innovative tenants.

GREEN BUILDING[1]

47 LEED® Certified Projects

8 Million RSF

51 % Of ARE's Total Annual Rental Revenue

LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED

5	**27**	**15**
Platinum	Gold	Silver

SUSTAINABILITY

BOMA
2016
The Office Building of the Year Award
Alexandria's Spectrum Collection, Building 1
Earth Award

BOMA recognized 3033 Science Park Road, part of the ARE Spectrum campus in Torrey Pines, with the **EARTH AWARD** at its annual The Building of the Year (TOBY) Awards in November 2016. The EARTH Award acknowledges Alexandria's excellence in sustainability initiatives.

LIGHTING RETROFITS IN SAN FRANCISCO maximize efficiency and save on site costs. New LED lamps along with "smart" light technology provide $618K of savings over the next five years.

HEALTH and WELLNESS

fitwel

FIRST-IN-CLASS CHAMPION
First company to receive Fitwel three-star rating — the highest possible rating.

ULI healthy PLACES AWARDS

The Alexandria at Torrey Pines, part of the ARE Sunrise campus, provides fitness, dining, and meeting offerings to promote a healthy lifestyle. The facility received the **ULI HEALTHY PLACE FOR BUSINESS AWARD** in 2016.

(1)    Upon completion of 17 in-process LEED certification projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	33

Investments in Real Estate
December 31, 2016
(Dollars in thousands, except per SF amounts)

	Investments in Real Estate		Per SF (1)	Square Feet
		%		Consolidated	Unconsolidated	Total

Investments in real estate:
Rental properties	$9,526,250	90%	$541	17,594,802	413,799	18,008,601

Development and redevelopment projects:
Projects to be delivered in 2017	748,854	7	533	1,405,117	—	1,405,117
Projects to be delivered in 2018 and 2019	60,400	1	132	456,011	—	456,011
Development and redevelopment projects	809,254	8	435	1,861,128	—	1,861,128

Rental properties and development/redevelopment projects	10,335,504		531	19,455,930	413,799	19,869,729

Future value-creation projects	253,551	2	48	5,292,631	—	5,292,631

Value-creation pipeline	1,062,805	10	149	7,153,759	—	7,153,759

Gross investments in real estate – North America	10,589,055	100%	$428	24,748,561	413,799	25,162,360

Less: accumulated depreciation	(1,546,798)

Net investments in real estate – North America	9,042,257
Net investments in real estate – Asia	35,715
Investments in real estate	$9,077,972

(1)	Represents cost per SF of our consolidated properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	34

Development and Redevelopment of New Class A Properties Placed into Service during 2016
December 31, 2016
(Dollars in thousands)

			RSF in Service									Unlevered Yields (1)
	Our Ownership Interest			Placed into Service 2016					Total Project			Average Cash		Initial Stabilized Cash Basis		Initial Stabilized
Property/Market/Submarket		Date Delivered	Prior to 1/1/16	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total	Leased	Investment	(1)
Consolidated development projects
50 and 60 Binney Street/ Greater Boston/Cambridge	100%	9/30/16	—	—	—	530,477	—	530,477	99%	$474,000		8.6%	(2)	7.7%	(2)	7.9%	(2)
1455 and 1515 Third Street/ San Francisco/Mission Bay/SoMa	100%	11/10/16	—	—	—	—	422,980	422,980	100%	$155,000		14.5%	(3)	7.0%	(3)	14.4%	(3)
430 East 29th Street/ New York City/ Manhattan	100%	Various	354,261	1,783	62,595	—	—	418,639	100%	$471,000		7.6%		7.0%		7.1%
5200 Illumina Way, Building 6/ San Diego/University Town Center	100%	6/20/16	—	—	295,609	—	—	295,609	100%	$68,000		8.8%		7.2%		8.6%
4796 Executive Drive/ San Diego/University Town Center	100%	12/1/16	—	—	—	—	61,755	61,755	100%	$41,000		8.0%		7.0%		7.4%

Consolidated redevelopment projects
11 Hurley Street/ Greater Boston/Cambridge	100%	9/29/16	—	—	—	59,783	—	59,783	100%	$36,500		9.8%	(2)	8.8%	(2)	9.7%	(2)
10290 Campus Point Drive/ San Diego/University Town Center	55%	12/2/16	—	—	—	—	305,006	305,006	100%	$231,000		7.7%		6.8%		7.1%

Unconsolidated joint venture development project
360 Longwood Avenue/ Greater Boston/Longwood Medical Area	27.5%	Various	259,859	2,508	51,040	—	100,392	413,799	76%	$108,965	(4)	8.2%	(4)	7.3%	(4)	7.8%	(4)
			614,120	4,291	409,244	590,260	890,133	2,508,048

(1)	Below is our originally disclosed total project investment and unlevered yields:

		Unlevered Yields
Property	Investment	Average Cash (Original)	Change	Initial Stabilized Cash Basis (Original)	Change	Initial Stabilized (Original)	Change
50 and 60 Binney Street	$500,000	8.1%	0.5%	7.3%	0.4%	7.4%	0.5%
430 East 29th Street	$463,200	7.1%	0.5%	6.6%	0.4%	6.5%	0.6%
5200 Illumina Way, Building 6	$69,900	8.6%	0.2%	7.0%	0.2%	8.4%	0.2%
4796 Executive Drive	$42,200	7.7%	0.3%	6.8%	0.2%	7.1%	0.3%
11 Hurley Street	$41,000	8.8%	1.0%	7.9%	0.9%	8.6%	1.1%
10290 Campus Point Drive	$241,000	7.6%	0.1%	6.8%	—%	7.0%	0.1%
360 Longwood Avenue	$108,965	9.3%	(1.1)%	8.3%	(1.0)%	8.9%	(1.1)%

Incremental Annual Net Operating Income
$92M

(2)
Improvement of our initial yields is due to a variety of factors, including (i) use of Building Information Modeling (BIM), (ii) avoided use of owner’s contingency, (iii) early use of consultants, (iv) co-location of consultants during construction, and (v) adaptive reuse of special permit.

(3)	See page 2 of our Earnings Press Release for additional discussion of our acquisition of the remaining 49% ownership interest.

(4)	Our project cost at completion and unlevered yields are based upon our share of the investment in real estate, including costs incurred directly by us outside of the real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	35

Development and Redevelopment of New Class A Properties Placed into Service during 2016 (continued)

December 31, 2016

50 Binney Street	60 Binney Street	360 Longwood Avenue	11 Hurley Street	430 East 29th Street
Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/Longwood Medical Area	Greater Boston/Cambridge	New York City/Manhattan
274,734 RSF	255,743 RSF	413,799 RSF	59,783 RSF	418,639 RSF
Sanofi Genzyme	bluebird bio, Inc.	Dana-Farber Cancer Institute, Inc. The Children’s Hospital Corporation	Editas Medicine, Inc.	Roche/New York University/Others

1455 and 1515 Third Street (1)	10290 Campus Point Drive	5200 Illumina Way, Building 6	4796 Executive Drive	Incremental annual net
San Francisco/Mission Bay/SoMa	San Diego/University Town Center	San Diego/University Town Center	San Diego/University Town Center
422,980 RSF	305,006 RSF	295,609 RSF	61,755 RSF	operating income (2)
Uber Technologies, Inc.	Eli Lilly and Company	Illumina, Inc.	Otonomy, Inc.
$92M

(1)	Refer to page 2 of our Earnings Press Release for a discussion of our acquisition of the remaining 49% ownership interest in our real estate joint venture with Uber Technologies, Inc.

(2)	Represents incremental annual net operating income upon stabilization of our development and redevelopment of new Class A properties, including only our share of real estate joint venture projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	36

Visible-Growth Highly Leased Pipeline – 2017 Deliveries and Other Recent Development Commencements
December 31, 2016
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage			Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	Total		Initial	Stabilized
400 Dexter Avenue North/Seattle/Lake Union	Dev	—	290,111	290,111	83%	17%	100%	2Q15	1Q17	2017
510 Townsend Street/San Francisco/Mission Bay/SoMa	Dev	—	300,000	300,000	100%	—%	100%	3Q15	3Q17	2017
5200 Illumina Way, Parking Structure/San Diego/University Town Center	Dev	—	N/A	N/A	100%	—%	100%	2Q16	3Q17	2017
100 Binney Street/Greater Boston/Cambridge	Dev	—	431,483	431,483	48%	31%	79%	3Q15	4Q17	2017
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	Dev	—	150,000	150,000	100%	—%	100%	1Q16	4Q17	2017
ARE Spectrum/San Diego/Torrey Pines	Dev	102,938	233,523	336,461	97%	—%	97%	2Q16	4Q17	2017
		102,938	1,405,117	1,508,055	81%	12%	93%

9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	162,156	162,156	—%	100%	100%	3Q15	4Q18	2018
213 East Grand Avenue/South San Francisco/San Francisco	Dev	—	293,855	293,855	100%	—%	100%	2Q17	1Q19	2019
		—	456,011	456,011	64%	36%	100%
Total		102,938	1,861,128	1,964,066	77%	18%	95%

						Unlevered Yields
Property/Market/Submarket	Our Ownership Interest			Cost to Complete	Total at Completion	Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
		In Service	CIP
400 Dexter Avenue North/Seattle/Lake Union	100%	$—	$160,936	$71,064	$232,000	7.3%	6.9%	7.2%
510 Townsend Street/San Francisco/Mission Bay/SoMa	100%	—	119,715	118,285	238,000	7.9%	7.0%	7.2%
5200 Illumina Way, Parking Structure/San Diego/University Town Center	100%	—	22,858	47,142	70,000	7.0%	7.0%	7.0%
100 Binney Street/Greater Boston/Cambridge	100%	11,096	269,100	254,804	535,000	7.9%	7.0%	7.7%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.5%	—	64,159	76,841	141,000	8.6%	7.0%	8.2%
ARE Spectrum/San Diego/Torrey Pines	100%	64,915	112,086	100,999	278,000	6.9%	6.1%	6.4%
		76,011	748,854	$669,135	$1,494,000

9625 Towne Centre Drive/San Diego/University Town Center	100%	—	25,490	TBD	TBD	(1)	(1)	(1)
213 East Grand Avenue/South San Francisco/San Francisco	100%	—	34,910	TBD	TBD	(1)	(1)	(1)
		—	60,400	TBD	TBD
Total		$76,011	$809,254	TBD	TBD

(1)	The design and budget of these projects are in process, and the estimated project costs with related yields will be disclosed in the future.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	37

Visible-Growth Highly Leased Pipeline – 2017 Deliveries and Other Recent Development Commencements
(continued)
December 31, 2016

100 Binney Street	510 Townsend Street	505 Brannan Street, Phase I	213 East Grand Avenue
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco
431,483 RSF	300,000 RSF	150,000 RSF	293,855 RSF
Bristol-Myers Squibb Company	Stripe, Inc.	Pinterest, Inc.	Merck & Co., Inc.

ARE Spectrum	9625 Towne Centre Drive	400 Dexter Avenue North
San Diego/Torrey Pines	San Diego/University Town Center	Seattle/Lake Union
233,523 RSF	162,156 RSF	290,111 RSF
Celgene Corporation The Medicines Company Vertex Pharmaceuticals Incorporated	Negotiating	Juno Therapeutics, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	38

Anticipated Near-Term and Future Development Projects
December 31, 2016
(Dollars in thousands, except per SF amounts)

	Our Interest		Project SF
Property/Submarket		Book Value	Anticipated Near-Term Developments		Anticipated Future Developments	Other Future Developments	Per SF (1)
Key future projects:
Greater Boston
161 First Street/Cambridge	100%	$5,637	183,644	(2)	—	—	$31
399 Binney Street (One Kendall Square)/Cambridge	100%	58,785	172,500		—	—	341	(3)
Alexandria Technology Square®/Cambridge	100%	7,787	—		100,000	—	78
Other future projects	100%	5,472	—		—	221,955	25
San Francisco
88 Bluxome Street/Mission Bay/SoMa	100%	—	—		1,070,925	—	—
505 Brannan Street, Phase II/Mission Bay/SoMa	99.5%	13,581	—		165,000	—	82
East Grand Avenue/South San Francisco	100%	15,513	227,936		—	—	68
Other future projects	100%	—	—		—	95,620	—
New York
East 29th Street/Manhattan	100%	—	420,000		—	—	—
San Diego
5200 Illumina Way/University Town Center	100%	10,846	—		386,044	—	28
Campus Point Drive/University Town Center	100%	11,388	315,000		—	—	36
Other future projects	100%	26,041	—		—	193,895	134
Seattle
1150/1165/1166 Eastlake Avenue East/Lake Union	100%	36,138	—		366,000	—	99
1818 Fairview Avenue East/Lake Union	100%	10,810	188,490		—	—	57
Maryland
9800 Medical Center Drive/Rockville	100%	4,682	180,000		—	—	26
Other future projects	100%	14,375	—		—	408,000	35
Research Triangle Park
6 Davis Drive/Research Triangle Park	100%	16,555	—		1,000,000	—	17
Other future projects	100%	4,150	—		—	76,262	54
Non-cluster Markets – other future projects	100%	11,791	—		—	592,285	20
Key future projects		$253,551	1,687,570		3,087,969	1,588,017	$48
Future value-creation projects			6,363,556
Acquisition completed in January 2017 – 88 Bluxome Street			(1,070,925)
Total future value-creation projects as of December 31, 2016			5,292,631

(1)	Excludes 88 Bluxome Street acquisition completed in January 2017.

(2)	Represents approximately 130-140 multi-family residential units.

(3)	Includes the cost of design work performed prior and subsequent to acquisition.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	39

Anticipated Near-Term and Future Development Projects (continued)
December 31, 2016

399 Binney Street (One Kendall Square)	East Grand Avenue	East 29th Street
Greater Boston/Cambridge	San Francisco/South San Francisco	Manhattan/New York City
172,500 SF	227,936 SF	420,000 SF

Campus Point Drive	1818 Fairview Avenue East	9800 Medical Center Drive
San Diego/University Town Center	Seattle/Lake Union	Maryland/Rockville
315,000 SF	188,490 SF	180,000 SF

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Construction Spending
December 31, 2016
(Dollars in thousands, except per RSF amounts)

Construction Spending	Year Ended December 31, 2016
Additions to real estate – consolidated projects (1)	$821,690
Investments in unconsolidated real estate joint ventures	11,529
Construction spending (cash basis)	833,219
Increase in accrued construction	76,848
Noncontrolling interest share of construction spending (consolidated joint ventures)	(101,762)
Construction spending	$808,305

Non-Revenue-Enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (2)	Year Ended December 31, 2016		Recent Average per RSF (3)
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$9,206	$0.55	$0.41

Tenant improvements and leasing costs:
Re-tenanted space	$17,198	$17.77	$15.76
Renewal space	16,221	13.96	8.34
Total tenant improvements and leasing costs/weighted average	$33,419	$15.69	$10.53

Projected Construction Spending	Year Ending December 31, 2017
Development and redevelopment projects	$760,000
Contributions from noncontrolling interests (consolidated joint ventures)	(15,000)
Generic laboratory infrastructure/building improvement projects	108,000
Non-revenue-enhancing capital expenditures and tenant improvements	12,000
Total projected construction spending	865,000
Guidance range	$815,000	–	915,000

2017 Disciplined Allocation of Capital
92% Allocation to Urban Innovation Submarkets

Manhattan
New York City
2%
Mission Bay/SoMa
South San Francisco
San Francisco
43%
Torrey Pines
University Town Center
San Diego
20%
5%
Lake Union
Seattle
8%
22%
Other
Cambridge
Greater Boston

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)	Excludes amounts that are recoverable from tenants, revenue enhancing, or related to properties that have undergone redevelopment.

(3)	Represents the average of the five years ended December 31, 2016.

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Joint Venture Financial Information
December 31, 2016
(Dollars in thousands)

We present components of operating results and balance sheet information for the share of our consolidated real estate joint ventures attributable to noncontrolling interests and for our share of investment in an unconsolidated real estate joint venture. These amounts are estimated by computing, for each joint venture that we consolidate in our financial statements, the noncontrolling interest percentage of each financial item to arrive at the cumulative noncontrolling interest share of each component presented. In addition, for our real estate joint venture that we do not control and do not consolidate, we apply our economic ownership percentage to the unconsolidated real estate joint venture to arrive at our proportionate share of each component presented.

	December 31, 2016
	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$485,934		$92,799
Cash and cash equivalents	12,703		3,284
Other assets	27,266		8,141
Secured notes payable	—		(51,057)
Other liabilities	(39,421)		(2,946)
Redeemable noncontrolling interests	(11,307)	(2)	—
	$475,175		$50,221

	Noncontrolling Interest Share of Consolidated Real Estate Joint Ventures		Our Share of Unconsolidated Real Estate Joint Ventures (1)
	4Q16	2016	4Q16	2016
Total revenues	$9,371	$34,425	$2,554	$8,746
Rental operations	(2,439)	(9,217)	(1,087)	(3,349)
	6,932	25,208	1,467	5,397
General and administrative	(68)	(178)	(19)	(87)
Interest	—	—	(707)	(2,787)
Depreciation and amortization	(2,598)	(9,349)	(655)	(2,707)
Impairment of real estate	(8)	(594)	—	—
Net income (loss) (2)	$4,258	$15,087	$86	$(184)

Consolidated Real Estate Joint Ventures
Property/Market/Submarket	Noncontrolling (3) Interest Share
225 Binney Street/Greater Boston/Cambridge	70%
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40%
10290 and 10300 Campus Point Drive/San Diego/ University Town Center	45%

Unconsolidated Real Estate Joint Ventures
Property/Market/Submarket	Our Share
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%
1455 and 1515 Third Street/San Francisco/Mission Bay/SoMa	(1)

Our unconsolidated real estate joint venture at 360 Longwood Avenue has a non-recourse, secured construction loan that includes the following key terms:
Tranche	Maturity Date		Stated Rate	Outstanding Balance	Remaining Commitments	Total
Fixed rate	April 1, 2017	(4)	5.25%	$173,226	$2,015	$175,241
Floating rate (5)	April 1, 2017	(4)	L+3.75%	12,557	25,402	37,959
				185,783	$27,417	$213,200
Unamortized deferred financing costs				(117)
				$185,666

(1)
Prior to November 10, 2016, we held a 51% interest in 1455 and 1515 Third Street and accounted for this as an unconsolidated real estate joint venture. On November 10, 2016, we acquired the remaining 49% interest in this real estate joint venture and now account for this entity on a consolidated basis. “Our Share of Unconsolidated Real Estate Joint Ventures” includes operating results prior to November 10, 2016.

(2)
Represents a redeemable noncontrolling interest in our consolidated real estate project at 213 East Grand Avenue, located in our South San Francisco submarket, aggregating 293,855 RSF. The real estate joint venture earns a fixed preferred return of 8.4% which is excluded from our net income calculation.

(3)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant interests in three other properties.

(4)
We have two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions. The real estate joint venture expects to refinance the existing secured construction loan in connection with the anticipated sale of a condo interest in the 360 Longwood Avenue real estate joint venture. See page 6 of our Earnings Press Release for additional discussion.

(5)	Borrowings under the floating rate tranche have an interest rate floor equal to 5.25% and are subject to an interest rate cap on LIBOR of 3.50%.

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Real Estate Investments in Asia
December 31, 2016
(Dollars in thousands)

In March 2016, we recognized an impairment charge of $29.0 million for two land parcels in India that met the criteria for classification as held for sale. In April 2016, our Board of Directors approved the monetization of our remaining real estate investments in Asia in order to invest capital into our highly leased value-creation pipeline. As a result of this decision, we recognized an aggregate impairment charge of $154.1 million during 2Q16 to reduce our net book value to fair value less cost to sell. During 3Q16 and 4Q16, we updated our assumptions of fair value for our remaining real estate investments located in Asia and recognized additional impairment charges of $7.3 million and $3.9 million, respectively. During 4Q16, we completed the dispositions of our remaining land parcels in India aggregating 168 acres for a sales price of approximately $53.4 million. As of December 31, 2016, we had no remaining investments in real estate in India.

Dispositions – Asia	Rental Properties		Land Parcels		Sales Price
	Number	RSF	Number	Acres
Completed dispositions as of December 31, 2016	6	566,355	6	196	$66,131
Remaining assets held for sale in China	2	634,328	—	—	TBD
Total	8	1,200,683	6	196

	Three Months Ended	Year Ended
Operating Information	December 31, 2016	December 31, 2016
Total revenues	$980	$10,989
Operating expenses	(1,058)	(8,822)
	(78)	2,167
General and administrative expenses	(62)	(2,216)
	(140)	(49)
Depreciation expense	—	(3,009)
Impairment of real estate	(3,922)	(194,346)
Net loss	$(4,062)	$(197,404)

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Investments
December 31, 2016
(Dollars in thousands)

Public/Private Mix (Cost)				Tenant/Non-Tenant Mix (Cost)

Investment Type	Cost	Net Unrealized Gains	Total	Number of Investments 221 Average Cost $1.5M
Public	$41,392	$19,293	$60,685
Private	281,792	—	281,792
Total	$323,184	$19,293	$342,477

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Key Credit Metrics
December 31, 2016
(Dollars in millions)

Net Debt to Adjusted EBITDA (1)	Net Debt and Preferred Stock to Adjusted EBITDA (1)

Fixed-Charge Coverage Ratio (1)	Liquidity

	$2.2B

	Availability under our $1.65 billion unsecured senior line of credit	$1,622
	Remaining construction loan commitments	340
	Available-for-sale equity securities, at fair value	61
	Cash, cash equivalents, and restricted cash	141
		$2,164

(1)	Quarter annualized.

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Summary of Debt
December 31, 2016

Debt maturities chart
(Dollars in millions)

(1)	Reflects extension of loan maturity to August 23, 2018 that was completed in January 2017. Loan balance as of December 31, 2016 was $212.3 million.

Fixed-rate/hedged and unhedged variable-rate debt

(Dollars in thousands)	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt			Weighted-Average
						Remaining Term (in years)
			Total	Percentage	Interest Rate (1)
Secured notes payable	$853,726	$157,566	$1,011,292	24.3%	3.43%	3.4
Unsecured senior notes payable	2,378,262	—	2,378,262	57.0	4.14	7.2
$1.65 billion unsecured senior line of credit	—	28,000	28,000	0.7	1.77	4.8
2019 Unsecured Senior Bank Term Loan	398,537	—	398,537	9.6	2.91	2.0
2021 Unsecured Senior Bank Term Loan	347,934	—	347,934	8.4	2.24	4.0
Total/weighted average	$3,978,459	$185,566	$4,164,025	100.0%	3.51%	5.5
Percentage of total debt	96%	4%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees.

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Summary of Debt (continued)
December 31, 2016
(Dollars in thousands)

	Stated Rate		Weighted-Average Interest Rate		Maturity Date		Principal Payments Remaining for the Periods Ending December 31,							Unamortized (Deferred Financing Cost), (Discount)/Premium
Debt				(1)		(2)	2017	2018	2019	2020	2021	Thereafter	Principal		Total
Secured notes payable
Greater Boston	L+1.35		2.59%		8/23/17	(3)	$212,289	$—	$—	$—	$—	$—	$212,289	$(923)	$211,366
Greater Boston	L+1.50		2.20		1/28/19	(4)	—	—	250,959	—	—	—	250,959	(2,487)	248,472
Greater Boston	L+2.00		2.80		4/20/19	(4)	—	—	101,512	—	—	—	101,512	(3,096)	98,416
Greater Boston, San Diego, Seattle, and Maryland	7.75		8.12		4/1/20		1,832	1,979	2,138	104,352	—	—	110,301	(1,086)	109,215
San Diego	4.66		5.02		1/1/23		1,412	1,608	1,686	1,763	1,852	28,201	36,522	(397)	36,125
Greater Boston	3.93		3.18		3/10/23		—	1,091	1,505	1,566	1,628	76,210	82,000	3,338	85,338
Greater Boston	4.82		3.38		2/6/24		—	2,720	3,090	3,217	3,406	190,567	203,000	18,566	221,566
San Francisco	6.50		6.73		7/1/36		21	22	24	24	26	677	794	—	794
Secured debt weighted-average interest rate/subtotal	3.73%		3.43				215,554	7,420	360,914	110,922	6,912	295,655	997,377	13,915	1,011,292

2019 Unsecured Senior Bank Term Loan	L+1.20%		2.91		1/3/19		—	—	400,000	—	—	—	400,000	(1,463)	398,537
2021 Unsecured Senior Bank Term Loan	L+1.10%		2.24		1/15/21		—	—	—	—	350,000	—	350,000	(2,066)	347,934
$1.65 billion unsecured senior line of credit	L+1.00%	(5)	1.77		10/29/21		—	—	—	—	28,000	—	28,000	—	28,000
Unsecured senior notes payable	2.75%		2.95		1/15/20		—	—	—	400,000	—	—	400,000	(2,404)	397,596
Unsecured senior notes payable	4.60%		4.72		4/1/22		—	—	—	—	—	550,000	550,000	(3,404)	546,596
Unsecured senior notes payable	3.90%		4.02		6/15/23		—	—	—	—	—	500,000	500,000	(3,812)	496,188
Unsecured senior notes payable	4.30%		4.46		1/15/26		—	—	—	—	—	300,000	300,000	(4,346)	295,654
Unsecured senior notes payable	3.95%		4.11		1/15/27		—	—	—	—	—	350,000	350,000	(4,996)	345,004
Unsecured senior notes payable	4.50%		4.58		7/30/29		—	—	—	—	—	300,000	300,000	(2,776)	297,224
Unsecured debt weighted average/subtotal			3.75				—	—	400,000	400,000	378,000	2,000,000	3,178,000	(25,267)	3,152,733
Weighted-average interest rate/total			3.51%				$215,554	$7,420	$760,914	$510,922	$384,912	$2,295,655	$4,175,377	$(11,352)	$4,164,025

Balloon payments							$212,289	$—	$752,471	$503,979	$378,000	$2,283,417	$4,130,156	$—	$4,130,156
Principal amortization							3,265	7,420	8,443	6,943	6,912	12,238	45,221	(11,352)	33,869
Total debt							$215,554	$7,420	$760,914	$510,922	$384,912	$2,295,655	$4,175,377	$(11,352)	$4,164,025

Fixed-rate/hedged variable-rate debt							$153,265	$7,420	$663,443	$510,922	$356,912	$2,295,655	$3,987,617	$(9,158)	$3,978,459
Unhedged variable-rate debt							62,289	—	97,471	—	28,000	—	187,760	(2,194)	185,566
Total debt							$215,554	$7,420	$760,914	$510,922	$384,912	$2,295,655	$4,175,377	$(11,352)	$4,164,025

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees.

(2)	Reflects any extension options that we control.

(3)	In January 2017, we exercised our option and extended the maturity date by one year to August 23, 2018.

(4)	See our table of secured construction loans on the following page regarding options to extend maturity dates.

(5)
Our $1.65 billion unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the stated rate. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments. Unamortized deferred financing costs related to our unsecured senior line of credit are classified in other assets and are excluded from the calculation of the weighted-average interest rate.

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Summary of Debt (continued)
December 31, 2016
(Dollars in thousands)

Secured construction loans
Property/Market/Submarket	Stated Rate		Maturity Date		Outstanding Balance	Remaining Commitments	Aggregate Commitments
75/125 Binney Street/Greater Boston/Cambridge	L+1.35%		8/23/17	(1)	$212,289	$38,111	$250,400
50 and 60 Binney Street/Greater Boston/Cambridge	L+1.50%		1/28/19	(2)	250,959	99,041	350,000
100 Binney Street/Greater Boston/Cambridge	L+2.00%	(3)	4/20/19	(4)	101,512	202,769	304,281
					$564,760	$339,921	$904,681

(1)	In January 2017, we exercised our option to extend the stated maturity date by one year to August 23, 2018.

(2)	We have two, one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(3)	See the interest rate cap agreements in table at the bottom of this page.

(4)	We have two, one-year options to extend the stated maturity date to April 20, 2021, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		$1.65 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios(1)	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	36%	≤ 60.0%	30.6%
Secured Debt to Total Assets	≤ 40%	9%	≤ 45.0%	7.5%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.8x	≥ 1.50x	3.42x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	281%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	31.8%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.30x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements; therefore, EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate hedge agreements			Number of Contracts	Weighted-Average Interest Pay Rate/ Cap Rate (1)	Fair Value as of 12/31/16
Interest Rate Hedge Type	Effective Date	Maturity Date				Notional Amount in Effect as of
						12/31/16	12/31/17	12/31/18
Swap	September 1, 2015	March 31, 2017	2	0.57%	$52	$100,000	$—	$—
Swap	March 31, 2016	March 31, 2017	11	1.15%	(903)	1,000,000	—	—
Swap	March 31, 2017	March 31, 2018	15	1.31%	(1,856)	—	900,000	—
Swap	March 29, 2018	March 31, 2019	6	1.01%	2,924	—	—	450,000
Cap	July 29, 2016	April 20, 2019	2	2.00%	311	55,000	126,000	150,000
Total					$528	$1,155,000	$1,026,000	$600,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of December 31, 2016, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on page 47.

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Definitions and Reconciliations
December 31, 2016

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Net income (loss)	$19,792	$28,559	$(108,116)	$9,966	$42,977
Interest expense	31,223	25,850	25,025	24,855	28,230
Income taxes	737	355	924	1,095	2,160
Depreciation and amortization	95,222	77,133	70,169	70,866	72,245
Stock compensation expense	6,426	7,451	6,117	5,439	4,590
Loss on early extinguishment of debt	—	3,230	—	—	—
Gain on sales of real estate – rental properties	(3,715)	—	—	—	(12,426)
Gain on sales of real estate – land parcels	—	(90)	—	—	—
Impairment of real estate and non-real estate investments	16,024	11,179	156,143	28,980	8,740
Adjusted EBITDA	$165,709	$153,667	$150,262	$141,201	$146,516

Revenues	$249,162	$230,379	$226,076	$216,089	$223,955

Adjusted EBITDA margins	67%	67%	66%	65%	65%

We use Adjusted EBITDA as a supplemental performance measure of our core operations for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it allows investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

By excluding interest expense and gains or losses on early extinguishment of debt, Adjusted EBITDA allows investors to measure our performance independent of our capital structure and indebtedness. We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods without the variances caused by the volatility of the expense (which depends on market forces outside our control). We believe that adjusting for the effects of impairments, and gains or losses on sales of real estate allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investment and disposition decisions. Adjusted EBITDA has limitations as measures of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations determined in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount in effect as of the end of the period, related to our operating RSF (using rental revenue including straight line rent adjustments). Annual rental revenue and measures computed using annual rental revenue are presented at 100% for all properties under our management, including properties held by our consolidated and unconsolidated real estate joint ventures. As of December 31, 2016, approximately 97% of our leases (on an RSF basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in “tenant recoveries” in of our consolidated statements of income.

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and amortization of debt premiums (discounts). See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental revenue than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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Definitions and Reconciliations (continued)
December 31, 2016

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. This ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and amortization of debt (premiums) discounts. The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the computation of “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table reconciles interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Adjusted EBITDA	$165,709	$153,667	$150,262	$141,201	$146,516

Interest expense	$31,223	$25,850	$25,025	$24,855	$28,230
Capitalized interest	11,659	14,903	13,788	12,099	8,696
Amortization of loan fees	(3,080)	(3,080)	(2,953)	(2,759)	(2,654)
Amortization of debt premiums	383	5	26	86	90
Cash interest	40,185	37,678	35,886	34,281	34,362
Dividends on preferred stock	3,835	5,007	5,474	5,907	6,246
Fixed charges	$44,020	$42,685	$41,360	$40,188	$40,608

Fixed-charge coverage ratio:
– quarter annualized	3.8x	3.6x	3.6x	3.5x	3.6x
– trailing 12 months	3.6x	3.6x	3.6x	3.5x	3.5x

Funds from operations and funds from operations, as adjusted (attributable to Alexandria’s common stockholders)

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the NAREIT Board of Governors established the measurement tool of funds from operations. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of investment and disposition decisions, financing decisions, capital structures, and capital market transactions. We compute funds from operations in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance (the “NAREIT White Paper”). The NAREIT White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels) plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions, which do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate and land parcels, impairments of non-real estate investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations, and our average cash yields are generally expected to be greater than our initial stabilized yields (cash basis). Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis, and our total cash investment in the property.

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Definitions and Reconciliations (continued)
December 31, 2016

Joint venture financial information

We present components of operating results and balance sheet information related to our joint ventures, which are not in accordance with or intended to be presentations in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of operating results and balance sheet information related to joint ventures do not represent our legal claim to those items. The joint venture agreement for each entity that we do not wholly own generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the operating results and balance sheet information related to partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of joint venture assets, liabilities, revenues, and expenses included in our financial results.

The components of operating results and balance sheet information related to joint ventures are limited as an analytical tool, as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of period end. Refer to “Adjusted EBITDA” for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	12/31/16		9/30/16		6/30/16		3/31/16		12/31/15
Secured notes payable	$1,011,292		$789,450		$722,794		$816,578		$809,818
Unsecured senior notes payable	2,378,262		2,377,482		2,376,713		2,031,284		2,030,631
Unsecured senior line of credit	28,000		416,000		72,000		299,000		151,000
Unsecured senior bank term loans	746,471		746,162		945,030		944,637		944,243
Unamortized deferred financing costs	29,917		31,420		34,302		28,474		30,103
Cash and cash equivalents	(125,032)		(157,928)		(256,000)		(146,197)		(125,098)
Restricted cash	(16,334)		(16,406)		(13,131)		(14,885)		(28,872)
Net debt	$4,052,576		$4,186,180		$3,881,708		$3,958,891		$3,811,825

Net debt	$4,052,576		$4,186,180		$3,881,708		$3,958,891		$3,811,825
7.00% Series D convertible preferred stock	86,914		161,792		188,864		213,864		237,163
6.45% Series E redeemable preferred stock	130,000		130,000		130,000		130,000		130,000
Net debt and preferred stock	$4,269,490		$4,477,972		$4,200,572		$4,302,755		$4,178,988

Adjusted EBITDA:
– quarter annualized	$662,836		$614,668		$601,048		$564,804		$586,064
– trailing 12 months	$610,839		$591,646		$579,880		$562,454		$547,739
Net debt to Adjusted EBITDA:
– quarter annualized	6.1	x	6.8	x	6.5	x	7.0	x	6.5	x
– trailing 12 months	6.6	x	7.1	x	6.7	x	7.0	x	7.0	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	6.4	x	7.3	x	7.0	x	7.6	x	7.1	x
– trailing 12 months	7.0	x	7.6	x	7.2	x	7.6	x	7.6	x

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Definitions and Reconciliations (continued)
December 31, 2016

Net operating income

The following table reconciles income (loss) from continuing operations to total net operating income:

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/16	12/31/15	12/31/16	12/31/15
Income (loss) from continuing operations	$19,792	$42,977	$(49,889)	$146,157

Equity in (earnings) losses of unconsolidated joint venture	(86)	174	184	(1,651)
General and administrative expenses	17,458	15,102	63,884	59,621
Interest expense	31,223	28,230	106,953	105,813
Depreciation and amortization	95,222	72,245	313,390	261,289
Impairment of real estate	16,024	8,740	209,261	23,250
Loss on early extinguishment of debt	—	—	3,230	189
Gain on sales of real estate – rental properties	(3,715)	(12,426)	(3,715)	(12,426)
Total net operating income	$175,918	$155,042	$643,298	$582,242

Net operating income is a non-GAAP financial measure calculated as income (loss) from continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding our equity in the earnings (losses) of our unconsolidated joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gain or loss on early extinguishment of debt, and gain or loss on sales of real estate. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates the timing differences between the recognition of revenue in accordance with GAAP and the receipt of payments reflected in our consolidated results.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provides a perspective not immediately apparent from income from continuing operations. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis, and our investment in the property. Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as loss on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses that are included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income (loss) from continuing operations as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to income (loss) from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure either of liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, annual rental revenue, annual rental revenue per occupied RSF, occupancy percentage, RSF, leasing activity, rental rates, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute operating statistics at 100% for all properties managed by us, including properties owned by our consolidated and unconsolidated real estate joint ventures.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development and/or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, referred to as same properties, that were fully operating for the entirety of the comparative periods presented. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions) that have been excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of same properties.

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Definitions and Reconciliations (continued)
December 31, 2016

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
100 Binney Street	1
510 Townsend Street	1
505 Brannan Street	1
ARE Spectrum	3
213 East Grand Avenue	1
400 Dexter Avenue North	1
5200 Illumina Way, Parking Structure	N/A
	8

Development – placed into service after January 1, 2015	Properties
50 and 60 Binney Street	2
75/125 Binney Street	1
430 East 29th Street	1
5200 Illumina Way, Building 6	1
4796 Executive Drive	1
6040 George Watts Hill Drive	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455 and 1515 Third Street	2	(1)
	10

Redevelopment – under construction	Properties
9625 Towne Centre Drive	1
1

Redevelopment – placed into service after January 1, 2015	Properties
225 Second Avenue	1
11055, 11065, and 11075 Roselle Street	3
10151 Barnes Canyon Road	1
11 Hurley Street	1
10290 Campus Point Drive	1
7

Acquisitions after January 1, 2015	Properties
640 Memorial Drive	1
Torrey Ridge Science Center	3
One Kendall Square	9
13

Properties held for sale	1
Total properties excluded from same properties	40

Same properties	159

Total properties as of December 31, 2016	199

(1)	Represents two land parcels and a parking garage 100% leased to Uber.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock, 6.45% Series E cumulative redeemable preferred stock, and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level. We use unencumbered net operating income as a percentage of total net operating income in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Unencumbered net operating income	$143,570	$137,943	$138,283	$123,801	$125,986
Encumbered net operating income	32,348	20,434	20,468	26,451	29,056
Total net operating income	$175,918	$158,377	$158,751	$150,252	$155,042
Unencumbered net operating income as a percentage of total net operating income	82%	87%	87%	82%	81%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Weighted-average interest rate for capitalization of interest	3.72%	3.78%	3.70%	3.60%	3.37%

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Definitions and Reconciliations (continued)
December 31, 2016

Weighted-average shares of common stock outstanding – diluted

In July 2016, we entered into forward equity sales agreements for an aggregate of 7.5 million shares of our common stock at a public offering price of $101.00 per share less issuance costs and underwriters’ discount. In December 2016, we settled the forward equity sales agreements. Weighted-average shares of common stock outstanding – diluted for 3Q16 used in the computation of diluted earnings per share, and diluted funds from operations per share for 3Q16, 4Q16, and 2016, include a portion of the shares related to the forward equity sales agreements using the treasury method of accounting for these 7.5 million shares (assumed issuance of 7.5 million shares at the contractual price less the assumed repurchase of common shares at the average market price by using the net proceeds of $715.9 million from the forward equity sales agreements). The weighted-average shares of common stock outstanding – diluted during each period included the following shares related to our forward equity sales agreements:

(In thousands)	3Q16	4Q16		2016
Earnings per share – diluted	751	—	(1)	—	(1)
Funds from operations – diluted	751	480		309

(1)	Antidilutive for period.

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